Exhibit 99.1

SEPARATION AND RELEASE OF CLAIMS AGREEMENT

This Separation and Release of Claims Agreement (the “Agreement”) is entered into as of April 25, 2008 (“Effective Date”), by and between BSML, Inc., a Utah corporation (“BSML”), Andrew Rudnick (“Rudnick”), and Sleek, Inc. (“Sleek”).

RECITALS

A.	On December 6, 2007, BSML and Rudnick entered into that certain Employment Agreement (“Employment Agreement”) wherein Rudnick was employed by BSML as its Chief Executive Officer and was appointed as BSML’s Chairman of the Board of Directors.

B.	BSML now wishes to terminate the employment relationship with Rudnick under the Employment Agreement. In connection therewith the parties hereby acknowledge and agree that Rudnick’s employment with BSML shall terminate on the Effective Date.

C.	Rudnick and BSML desire to resolve all disputes and claims that may exist between them, whether known or unknown, including, but not limited to, disputes and claims relating to Rudnick’s employment with BSML under the Employment Agreement and the termination of that employment by BSML.

D.	Rudnick is the owner of Sleek, which has previously entered into a Support Services Agreement, a copy of which is attached as Exhibit A (the “Support Services Agreement”) to provide certain services to BSML.

E.	In connection with Rudnick’s employment termination as outlined herein, BSML, Rudnick and Sleek desire to amend the Support Services Agreement as well. In this regard, BSML and Sleek have entered into an Amended and Restated Support Services Agreement of even date herewith (the “Amended Support Services Agreement”).

F.	In consideration of the mutual covenants contained herein, and other valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound hereby, Rudnick, Sleek and BSML agree as set forth below.

AGREEMENT

A. Rudnick and BSML acknowledge that: (1) Rudnick received a draft of this Agreement on April 19, 2008; (2) Rudnick was given twenty-one days from that date to determine whether to execute this Agreement; (3) Rudnick may sign it in less then twenty-one days if he so chooses; (4) Rudnick will have seven days following his signing this Agreement in which to revoke it; and (5) this Agreement shall not become effective until the revocation period has expired.

B. In consideration of Rudnick entering into this Agreement, BSML covenants and agrees as follows:

1. BSML shall pay Rudnick a total of $495,000 in severance pay as follows: (1) $72,500 on the Effective Date; (2) $72,500 on the first to occur of (i) thirty (30) days after the Effective Date or (ii) that date that BSML receives $1 million in equity financing from Jeff Nourse or his affiliates; and (3) $350,000 paid by BSML to Rudnick over a twelve (12) month period in accordance with BSML’s payroll practices in effect as of the Effective Date of this Agreement, the first payment to commence on that date which is sixty (60) days after the Effective Date and continue each month thereafter until paid in full. BSML acknowledges and agrees that such practices provide for the payment of employee salaries on a bi-weekly basis. As such, payment of the $350,000 component of the severance package shall be made in equal, bi-weekly installments until paid in full. Interest shall accrue at the rate of 12% per annum on any payment made more than seven (7) days after the due date and if BSML is in default of any payment. The foregoing severance payments shall be subject to all appropriate federal tax withholding and similar requirements under applicable law.

2. Additionally, BSML shall pay Sleek $50,105 upon execution of this Agreement by Rudnick, which sum constitutes advance payment for the support services Sleek has agreed to provide BSML under the Amended Support Services Agreement during the term thereof. In the event Sleek determines, in Sleek’s reasonable opinion, that the cost of the support services Sleek provides BSML under the Amended Support Services Agreement exceeds $50,105, BSML shall promptly pay Sleek such additional amounts once invoiced by Sleek. Rudnick and Sleek acknowledge and agree that Sleek has already received payment from BSML for the support services Sleek provided BSML through Friday, April 18, 2008.

3. BSML agrees, by and through its executive officers and directors (collectively, the “Company Personnel”), not to disparage or criticize Rudnick or Sleek in any way to any third person or entity. In this regard, the Company Personnel shall not at any time make any statement or representation, written or oral, which the Company Personnel intend to impair, disparage, or paint Rudnick or Sleek in a negative light, bring into disrepute, or adversely affect in any way the reputation, good will, business, or public relations of Rudnick or Sleek and/or any person or entity which the Company Personnel knows is one of the following: (i) a member of the boards of directors of Sleek, any affiliate and/or any subsidiary, or (ii) an executive officer of Sleek, any affiliate and/or any subsidiary; provided that nothing set forth in this Section B(3) shall prevent BSML and its affiliates from competing with Rudnick and Sleek and utilizing customary advertising and marketing techniques, content and media to do so.

4. For a period of two (2) years from the Effective Date of this Agreement, BSML, by and through the Company Personnel, shall not solicit for employment or hire any of the current employees of Sleek so long as they are employed by Sleek, without first securing the prior written consent of Sleek, which may be withheld in Sleek’s sole and absolute discretion. This paragraph shall not preclude BSML from soliciting to hire or hiring any such employee who (i) responds to any general advertisement placed by BSML in newspapers, periodicals or other media of general circulation (including through a recruiting firm) conducted in the ordinary course and not directed at Sleek or at any individual employee, or (ii) has been terminated by Sleek, who BSML has not induced in any way to leave Sleek’s employment.

5. BSML represents and warrants that it has not filed any complaints, charges, or claims for relief against Rudnick and/or Sleek, its parents, subsidiaries, affiliates, successors, assigns, agents, directors, officers, employees, representatives, attorneys and all persons acting by, through, under or in concert with any of them (“Releasees”) with any local, state or federal court or administrative agency which currently are outstanding. BSML agrees that if it has done so, it shall forthwith dismiss all such complaints, charges and/or claims for relief with prejudice. BSML further agrees and covenants not to bring any complaints, charges or claims against Rudnick, Sleek, or any other Releasees with respect to any matters arising out of the Employment Agreement or the Support Services Agreement.

6. Should BSML determine to offer BriteSmile Express services to participants of the med spa industry, BSML agrees that Rudnick shall be permitted to install BriteSmile Express services in all Sleek Med Spa locations which meet the BriteSmile Express location and operations criteria, if any. All product requirements and related services that Sleek purchases from BSML in order to promote and market the BriteSmile Express services shall be provide by BSML to Sleek at cost plus a percentage to be negotiated between Sleek and BSML.

7. On the Effective Date, Rudnick will resign as the Chief Executive Officer and the Chairman of the Board of Directors of BSML.

C. In consideration of BSML entering into this Agreement, Rudnick and Sleek, as applicable, agree as follows:

1. Rudnick agrees that his Employment Agreement is terminated and of no further force or effect provided, however, that Section 7(o) of the Employment Agreement shall survive and remain in full force and effect.

2. Rudnick, on behalf of Sleek, agrees to provide consulting services to BSML after the execution of this Agreement pursuant to the Amended Support Services Agreement attached as Exhibit B.

3. Rudnick and Sleek represent and warrant that they have not filed any complaints, charges, or claims for relief against BSML or any other BSML Releasee with any local, state or federal court or administrative agency which currently are outstanding. Rudnick and Sleek agree that if they have done so, they will forthwith dismiss all such complaints, charges and/or claims for relief with prejudice. Rudnick and Sleek further agree and covenant not to bring any complaints, charges or claims against BSML or any BSML Releasee with respect to any matters arising out of Rudnick’s employment with BSML or the termination of that employment by BSML.

4. Rudnick represents and warrants that he has returned to BSML all documents, property and records owned by, belonging to or created by BSML, or any other Releasee, and all copies thereof (the “BSML Property”). Rudnick also represents and warrants that he has not retained any copies of any BSML Property and that he has no BSML Property in his possession, custody or control. The BSML Property includes, but is not limited to, keys, wares, products, complete and/or partial documents, correspondence, reports, memoranda, notes, software, computer disks, manuals, computerized information and reports.

5. Rudnick represents and agrees to keep the fact and amount of this settlement completely confidential, and that he will not publicize or disclose the conditions, terms or contents of this Agreement in any manner, whether in writing or orally, to any person, directly or indirectly, or by or through any agent, representative, attorney, or any other person unless compelled to do so by law or except as necessary to effectuate the terms of this Agreement. Under no circumstance may Rudnick state or indicate to persons not authorized herein that he has received any financial payment from BSML as part of this settlement. Rudnick may discuss this Agreement with his attorney(s) and accountant(s) as long as he informs such persons that the terms of this Agreement are confidential and direct that they maintain the same. Rudnick may also disclose the terms of this Agreement to the taxing authorities, i.e., the Internal Revenue Service or state equivalent, and when directed by a court of competent jurisdiction. This paragraph shall not prevent BSML from disclosing such facts and circumstances to its management employees, or to the management employees of its affiliates, as BSML determines, in its sole discretion, have a need to know. Additionally, this paragraph shall not prevent BSML from disclosing such facts and circumstances as necessary to comply with the rules and regulations of the United States Securities and Exchange Commission, and any state counterparts or Blue Sky laws.

6. Rudnick, for himself and Sleek, agrees that they will not disparage or criticize BSML or any BSML Releasee, or their products, services, practices, business affairs and/or financial condition, to any third person or entity. In this regard, Rudnick and Sleek shall not at any time make any statement or representation, written or oral, which Rudnick and Sleek intend to impair, disparage, or paint BSML or the BSML Releasees in a negative light, bring into disrepute, or adversely affect in any way the reputation, good will, business, or public relations of BSML or the BSML Releasees and/or any person or entity which Rudnick and Sleek know is one of the following: (i) a member of the boards of directors of BSML, any affiliate and/or any subsidiary, or (ii) an executive officer of BSML, any affiliate and/or any subsidiary; provided that nothing set forth in this Section C(6) shall prevent Sleek and its affiliates from competing with BSML and utilizing customary advertising and marketing techniques, content and media to do so.

D. BSML, Rudnick and Sleek hereby release, acquit, waive and forever discharge each other and each of their respective Releasees, from any and all Claims. As used herein, “Claims” means all liabilities, obligations, duties, undertakings, agreements, contracts, compensation, employee benefit plans, policies, practices, claims, charges, grievances, demands, judgments, charges of discrimination, accounts, costs, attorney’s fees, expenses, liens and causes of action of every kind and nature whatsoever, known or unknown, fixed or contingent, matured or unmatured other than the obligations set forth in this Agreement and the Amended Support Services Agreement. The Claims include, without limitation, breach of implied or express contract, libel, slander, wrongful discharge or termination, discrimination claims arising under Title VII of the Civil Rights Act of 1964 (as amended), the Americans with Disabilities Act of 1990 (as amended), the Age Discrimination in Employment Act of 1967 (as amended) (the “ADEA”), any other federal, state, or local laws prohibiting age, race, religion, sex, national origin, disability and other forms of discrimination, or any other federal or state laws that may be applicable thereto, claims arising out of any legal restrictions on BSML’s right to terminate its employees, any tort claim or other claim arising out of the employment relationship between Rudnick and BSML, the termination of that relationship by BSML, or the support services relationship between BSML and Sleek, whether now known or unknown, suspected or unsuspected, accrued or unaccrued, and whether now had, possessed or held or at any time in the past had, possessed or held. With regard to claims under the ADEA, Rudnick agrees to sign the attached Statement of Rights Under the Older Workers Benefit Protection Act (the “OWBPA Statement”), the terms of which are incorporated herein by this reference and made a part of this Agreement. Rudnick specifically waives any and all claims for back pay, front pay, or any other form of compensation for services, except as set forth herein. Rudnick hereby waives any right to recover damages, costs, attorneys’ fees, and any other relief in any proceeding or action brought against BSML by any other party, including without limitation any state or federal administrative agencies. Notwithstanding the foregoing, Rudnick shall be entitled to rely upon the indemnification and insurance provisions and protections outlined in Section 7 (o) of the Employment Agreement, which the parties agree shall survive the termination of the Employment Agreement. This release and waiver shall be binding on the parties hereto and their respective heirs, legal representatives, and assigns, and shall inure to the benefit of the parties and their successors-in-interest and assigns. Rudnick does not waive rights, if any, he may have to unemployment insurance benefits or workers’ compensation benefits. Nothing in this paragraph prohibits Rudnick from paying COBRA premiums to maintain his participation, if any, in BSML’s group health plan to the extent allowed by law and by the terms, conditions, and limitations of the health plan.

For the purpose of implementing a full and complete release and discharge of the Releasees, the parties hereto expressly acknowledge that, except as provided herein, this Agreement is intended to include in its effect, without limitation, all claims that either of the parties did not know of or suspect to exist in their favor at the time of the execution of this Agreement, regardless of whether the knowledge of such claims, or the facts upon which they might be based, would have materially affected the settlement of this matter, and that the consideration received from each other was also for the release of those claims and contemplates the extinguishment of any such claims.

The parties acknowledge that they intend and expressly agree that, except as provided herein, this Agreement shall be effective as a bar to each and every claim, demand or cause of action BSML, Rudnick, Sleek and the Releasees each have against the other, if any, respectively.

E. BSML, Rudnick, Sleek, and the Releasees each hereby agree that they will not at any time, directly or indirectly, without written authorization from the other as the case may be or require, make use of or disclose to any Person any business-related, proprietary, secret and/or confidential information, knowledge, trade secrets, or other confidential data relative to the business, products, services, practices, or customers of BSML or Sleek, respectively, coming within their respective possession during Rudnick’s employment with BSML and/or during the term of the Support Services Agreement. Such information includes, but is not limited to, trade secrets, salaries, financial information, franchise information, marketing information, pricing, products, product lists, product mixes, recipes, sales information, personal employee information, or any other information of a similar confidential, sensitive or competitive nature. As used herein, “Person” means an individual, corporation, partnership, limited liability company, or other form of business entity. Rudnick acknowledges that nothing in this Agreement shall alter or affect his continuing obligations under any non-disclosure agreement or non-competition agreement he executed during his employment with BSML.

F. Rudnick and BSML acknowledge that this Agreement does not constitute an admission of any fault, liability or wrongdoing by either party or any other Releasee, or an admission that Rudnick has any claim whatsoever against BSML or any other Releasee. BSML and all other Releasees specifically deny any liability to, or wrongful acts against, Rudnick.

G. Both Rudnick and BSML represent and warrant that they have not previously assigned, conveyed or pledged to any third person any claims released by this Agreement, and that they have full right and authorization to waive, relinquish and compromise those claims as set forth above.

H. Both Rudnick and BSML agree that this Agreement contains the entire agreement and understanding between them concerning the subject matter hereof, and that this Agreement supersedes and replaces all prior negotiations, proposed agreements, agreements or representations, whether written or oral. BSML and Rudnick agree and acknowledge that neither BSML, Rudnick, nor any agent or attorney of either, has made any representation, warranty, promise or covenant whatsoever, express or implied, not contained in this Agreement, to induce the other to execute this Agreement.

I. Both Rudnick and BSML agree that each party shall bear its own attorneys’ fees and costs incurred in connection with this Agreement.

J. Both Rudnick and BSML agree that this Agreement, and any claims related to this Agreement, and/or Rudnick’s employment with BSML, whether such claims are in the nature of tort, contract, or otherwise, shall be construed in accordance with the laws of the State of Utah.

K. This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of Utah applicable to agreements made and to be performed entirely within such State.

L. Both Rudnick and BSML agree that all claims of whatever type arising out of, or related in any way to, this Agreement, the employment relationship between Rudnick and BSML, or the termination of that relationship by BSML, shall be brought exclusively in a state or federal court in Broward County in the State of Florida. Both Rudnick and BSML waive any defense of inconvenient forum to the maintenance of any action or proceeding so brought, and waive any bond, surety, or other security that might be required of any party. Rudnick and BSML each agree that if any action or proceeding arising out of, or related in any way to, this Agreement is brought in any other court or forum other than a state or federal court in Broward County in the State of Florida, the action or proceeding shall be dismissed with prejudice and the party bringing the action or proceeding shall pay the other party’s legal fees and costs.

M. Both Rudnick and BSML agree that in the event that a dispute shall arise concerning this Agreement, the prevailing party shall be entitled to recover from the non-prevailing party all attorneys’ fees and costs incurred by the prevailing party in connection with such dispute, regardless of whether such dispute results in the filing of a lawsuit.

N. Rudnick acknowledges that he has read this Agreement carefully and that he fully understands this Agreement. Rudnick acknowledges that he has executed this Agreement voluntarily and of his own free will and that he is knowingly and voluntarily releasing and waiving all Claims he may have against BSML and any other Releasee.

BSML, Inc.		Sleek, Inc.

By:	/s/	By:	/s/ Andrew Rudnick
Andrew Rudnick

Its:		Its:

Date		Date

Andrew Rudnick, Individually

Date

STATEMENT OF YOUR RIGHTS UNDER THE

OLDER WORKERS BENEFIT PROTECTION ACT

This Statement is part of an Agreement containing a waiver of rights and claims under the federal Age Discrimination in Employment Act of 1967 (“ADEA”). Your waiver of these rights must be knowing and voluntary, which means, as a minimum, that you understand that:

1.	the waiver is part of an agreement between you and BSML, Inc. which is written so that you understand it;

2.	the waiver specifically refers to rights or claims under ADEA;

3.	you do not waive any rights or claims that may arise after the Agreement is executed by you;

4.	your waiver is in exchange for consideration that is more valuable than what you are already entitled to;

5.	you are advised to consult with an attorney prior to executing this Statement or the Agreement;

6.	you have up to 21 days after receipt of this Statement and the Agreement to decide whether to execute it, but you may sign it in less then 21 days if you so choose; and

7.	you have 7 days after you execute the Agreement to revoke it, and the Agreement will not be enforceable until this 7-day period has expired.

Your signature below acknowledges that (a) you understand the above points, and, therefore, the waiver of your rights and claims under ADEA is knowing and voluntary; and (b) if you receive any sum under the Agreement and you later revoke it, that you must repay BSML, Inc. for all sums received by you under the Agreement as to which you are not otherwise entitled.

/s/ Andrew Rudnick
Andrew Rudnick

Date